UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2016

  _________________________

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 19, 2016, Viveve Medical, Inc. (the “Company”) issued a press release announcing top-line financial results for the quarterly period ended March 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

On April 18, 2016, the Company issued a press release to correct a press release dated April 14, 2016, which announced that it would trade on the OTCQB under the temporary symbol “VIVMFD” beginning Monday, April 18, 2016, after effecting a 1-for-8 reverse stock split. The Company’s temporary symbol on the OTCQB will be “VIVMD”. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information furnished herewith pursuant to Item 2.02 and Item 8.01 of this Current Report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 2.02 and Item 8.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 19, 2016*
99.2	Press release dated April 18, 2016*

*Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: April 19, 2016	By:	/s/ Patricia Scheller
Patricia Scheller Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 19, 2016*
99.2	Press release dated April 18, 2016*

*Furnished herewith